Exhibit 99.2

News Release

CONTACT: Trudy P. McConnaughhay

Chief Financial Officer

(337) 235-2452

FOR IMMEDIATE RELEASE

PHI, INC. PRICES $500 MILLION SENIOR NOTES DUE 2019

LAFAYETTE, LA — March 6, 2014 — PHI, Inc. (“PHI”) (The Nasdaq Global Market: PHII (voting) and PHIIK (non-voting)) announced today that it has agreed to sell $500 million of newly-issued unsecured five-year senior notes. The senior notes due 2019 were priced at par with a coupon rate of 5.25%. The offering is expected to close on March 17, 2014, subject to the satisfaction of customary closing conditions.

PHI intends to use a portion of the net proceeds from the offering to fund its pending tender offer and consent solicitation for all $300 million aggregate principal amount of its outstanding 8.625% Senior Notes due 2018 (the “2018 Notes”) and the redemption of any of the 2018 Notes not purchased in the tender offer. PHI intends to use the remaining net proceeds to repay all outstanding indebtedness under PHI’s revolving credit facility and for other general corporate purposes, including the purchase of aircraft.

The senior notes will be offered and sold within the United States only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons under Regulation S of the Securities Act. The senior notes have not been registered under the Securities Act or applicable state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. This announcement shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of the senior notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

PHI provides helicopter transportation and related services to a broad range of customers including the oil and gas and air medical industries and also provides third-party maintenance services to select customers. PHI Voting Common Stock and Non-Voting Common Stock are traded on The NASDAQ Global Market (symbols PHII and PHIIK).

Forward Looking Statements

This press release includes certain forward-looking statements, estimates and projections that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of PHI. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to the possibility that PHI’s existing noteholders will not be receptive to the pending tender offer on the terms described above or at all; PHI’s failure to satisfy the conditions to the initial purchaser’s obligation to consummate the offering; the possibility that corporate developments could preclude, impair or delay the above-described transactions due to restrictions under the federal securities laws; changes in PHI’s credit ratings; changes in PHI’s cash requirements, financial position, financing plans or investment plans; changes in general market, economic, tax, regulatory or industry conditions that impact the ability or willingness of PHI to consummate the above-described transactions on the terms described above or at all; and other risks referenced from time to time in PHI’s filings with the Securities and Exchange Commission. There can be no assurances that the above-described transactions will be consummated on the terms described above or at all. You should be aware that new factors may emerge from time to time and it is not possible for PHI to identify all such factors, nor can PHI predict the impact of each such factor on its plans, or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements. You are further cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. PHI undertakes no obligation to update any of its forward-looking statements for any reason.

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